Exhibit 99.1

Banks.com, Inc. Reports Fourth Quarter and Fiscal Year 2007 Financial Results

SAN FRANCISCO – March 31, 2008 – Banks.com, Inc. (AMEX: BNX), a leading financial services focused web property, announced today its results for the fourth quarter and fiscal year 2007.

Financial Highlights

For the year ended December 31, 2007, Banks.com reported revenue of $27.8 million, an increase of 8% increase over fiscal year 2006 revenue. GAAP1 net income was $1.7 million or $0.06 per diluted share versus $3.4 million or $0.12 per diluted share for the year ended 2006. Adjusted EBITDA2 was $6.8 million, compared to Adjusted EBITDA of $7.7 million for the year ended 2006.

For the fourth quarter, Banks.com reported revenue of $4.7 million, a decline of 27% from fourth quarter 2006 revenue. GAAP net loss was $0.7 million or ($0.03) per diluted share versus GAAP net income of $0.3 million or $0.01 per diluted share for the fourth quarter 2006. Adjusted EBITDA was $33 thousand for the fourth quarter of 2007, compared to Adjusted EBITDA of $1.2 million for the fourth quarter of 2006.

[1]	Generally accepted accounting principles in the United States of America.
[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

“The past year marked a pivotal period for Banks.com as we made substantial progress in transitioning to our strategy of providing the highest-quality content and services in the financial services vertical,” said Dan O’Donnell, Chief Executive Officer of Banks.com. “At the same time, the results for the fourth quarter and the near-term outlook reflect that ongoing transition as we place greater focus on recurring revenue streams through increased proprietary traffic, direct advertising relationships and customer acquisition. Despite the near-term impact, we are confident that this is the correct long-term strategy for the company as we position Banks.com as a premier site for financial related content.”

Select Business Highlights

•	Announced agreement with Informa Research to provide financial rate data on Banks.com

•	Generated 102.9 million paid clicks for the year-ended 2007

•	Doubled organic traffic to Banks.com during the fourth quarter

•	Completed acquisition of MyStockFund.com, a subscription based online broker / dealer shortly after year-end 2007

Fiscal Year 2008 Business Outlook

•

Given the transition in business strategy, management believes that annual guidance is more appropriate and indicative of overall company performance. The company will provide any necessary adjustments to that guidance throughout the year. Historically, quarterly guidance had been provided.

•	For the fiscal year 2008, the Company expects revenue to be approximately $20.4 million.

•	For the fiscal year 2008, the Company expects Adjusted EBITDA to be approximately $2.1 million.

Conference Call

Banks.com will host a conference call at 2:00 PM PST / 5:00 PM EST to discuss its fourth quarter and fiscal year 2007 results. To listen to the call and have the opportunity to ask questions, please dial 866-314-4483 (domestic) or 617-213-8049 (International) five to ten minutes before the call and reference the passcode 49764098. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing passcode 19279076. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding our expected financial results for the fiscal year 2008. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy; our focus on higher-quality content and traffic in the financial services vertical; our commitment to becoming the premier source of targeted financial traffic; and guidance for the fiscal year 2008 with respect to revenue and Adjusted EBITDA. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the financial services vertical; market acceptance of the enhanced version of Banks.com; introduction of additional competitors in the Internet search services space; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; and the stability of our infrastructure. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, our quarterly reports on Form 10-QSB and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net (Loss) Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com is a leading Financial Services portal containing a unique breadth and depth of products and services. Our mission is to bring our users and subscribers the most relevant financial information on the web. Banks.com provides access to thousands of pages of current financial content, including: articles, stock quotes, audio, video, blogs and much more. In addition, Banks.com provides free tools to assist visitors with their financial decision-making including stock tracking and financial calculators. Our site contains information and products on a variety of topics such as Banking, Stocks & Bonds, Taxes, Mortgages, Personal Finance, Credit Cards, Insurance and Retirement Planning. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Gary Bogatay

Chief Financial Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended Dec 31,
	2007	2006
Revenues	$4,653	6,362
Cost of revenues	2,224	3,016

Gross profit	2,429	3,346

Operating expenses:
Sales and marketing expense	294	195
General and administrative expense	2,955	2,447

Total operating expenses	3,249	2,642

(Loss) earnings from operations	(820)	704
Interest expense	296	307

(Loss) earnings before income taxes (benefit)	(1,116)	397
Income taxes (benefit)	(402)	121

Net (loss) earnings	$(714)	276

Basic (loss) earnings per share	$(0.03)	0.01

Diluted (loss) earnings per share	$(0.03)	0.01

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Year Ended December 31,
	2007	2006
Revenues	$27,763	25,634
Cost of revenues	11,325	10,393

Gross profit	16,438	15,241

Operating expenses:
Sales and marketing expense	1,415	884
General and administrative expense	10,773	8,090

Total operating expenses	12,188	8,974

Earnings from operations	4,250	6,267
Interest expense	1,186	553

Earnings before income taxes	3,064	5,714
Income taxes	1,340	2,297

Net earnings	$1,724	3,417

Basic earnings per share	$0.07	0.14

Diluted earnings per share	$0.06	0.12

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2007	December 31, 2006

Assets

Current assets:
Cash	$2,300	$347
Accounts receivable, net of allowances	2,703	4,060
Prepaid expenses and other	481	196
Deferred income taxes	40	38

Total current assets	5,524	4,641

Office equipment and leasehold improvements, net	1,323	1,416
Debt issuance costs, net	579	743
Patents and trademarks, net	73	83
Domains, net	13,165	13,398
Goodwill	573	573
Other Assets	279	—
Deferred income taxes	363	253

Total Assets	$21,879	$21,107

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	—	518
Accrued liabilities	918	1,002
Accounts payable	655	1,793
Deferred revenue	2	60

Total current liabilities	1,575	3,373
Notes payable, net of discount	6,658	6,561

Total Liabilities	8,233	9,934

Stockholders’ equity:
Preferred Stock	—	—
Common Stock	25	25
Additional paid-in capital	9,462	8,713
Retained earnings	4,159	2,435

Total stockholders’ equity	13,646	11,173

Total liabilities and stockholders’ equity	$21,879	$21,107

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net (Loss) Earnings to Adjusted Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2007	2006
Net (loss) earnings	$(714)	$276
Income taxes (benefit)	(402)	121

(Loss) earnings before income taxes (benefit)	(1,116)	397
Interest expense	296	307

(Loss) earnings from operations	(820)	704
Depreciation	109	75
Amortization	276	315
Stock Compensation Expense	468	65

Adjusted Earnings before interest, taxes, depreciation, amortization and stock compensation expense (Adjusted EBITDA)	$33	$1,159

	Year Ended December 31,
	2007	2006
Net earnings	$1,724	$3,417
Income taxes	1,340	2,297

Earnings before income taxes	3,064	5,714
Interest expense	1,186	553

Earnings from operations	4,250	6,267
Depreciation	428	204
Amortization	1,061	1,037
Stock Compensation Expense	1,051	228

Adjusted Earnings before interest, taxes, depreciation, amortization and stock compensation expense (Adjusted EBITDA)	$6,790	$7,736